PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS SECOND QUARTER FINANCIAL RESULTS

Company Achieves Record Consumable Revenue and System Shipments

- - - - -
MINNEAPOLIS, July 28, 2010 – Stratasys, Inc. (NASDAQ: SSYS) today announced second quarter financial results.

     The company reported revenue of $30.1 million for the second quarter ended June 30, 2010, a 22% increase over the $24.6 million reported for the same period in 2009. System shipments totaled a record 682 units for the second quarter of 2010, compared to the 442 shipped during the same period last year.

     The company reported net income of $2.3 million for the second quarter, or $0.11 per share, compared to a net income of $850,000, or $0.04 per share, for the same period last year.

     Non-GAAP net income, which excludes stock-based compensation expense, was $2.6 million, or $0.12 per share, for the second quarter of 2010 compared to $1.0 million, or $0.05 per share, for the same period last year.

     Revenue was $53.1 million for the six-month period ended June 30, 2010, compared to $47.8 million reported for the same period in 2009. System shipments totaled a record 1,291 units for the six-month period, a 25% increase over the 1,033 shipped during the same period last year.

     The six-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue represents the fair value of a warrant issued to HP (NYSE: HPQ) for 500,000 shares of Stratasys, Inc. common stock, in connection with the distribution agreement signed in January 2010.

     Non-GAAP revenue for the six-month period, which excludes the warrant charge, was $58.1 million, a 22% increase over the $47.8 million reported for the same period in 2009.

     Net income was $1.9 million for the six-month period, or $0.09 per share, compared to net income of $146,000, or $0.01 per share for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, certain discrete items and stock-based compensation expense, was $5.5 million, or $0.26 per share, for the six-month period of 2010 compared to $1.0 million, or $0.05 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     “Our strong second quarter results reflect a continuation of the positive trends we observed last quarter, as our core markets are responding favorably to the economic recovery,” said Scott Crump, chairman and chief executive officer of Stratasys. “The second quarter generated record levels of consumable revenue and system unit sales, which increased by 25% and 54% over last year, respectively. In addition, our 3D printer system revenue grew by 56%, and was driven by strong sales of our Stratasys-brand products, as well at the new HP Designjet line.

      “We are pleased with the progress of our game-changing collaboration with HP, as they began shipping the new Designjet 3D printer line to customers across five European countries during the second quarter. HP’s orders for the Designjet line exceeded their original forecast during the second quarter, driven by strong sales to end-users.

     “While sales to HP during this phase of the agreement remain relatively small as expected, we are seeing the early signs of success, and are cautiously optimistic about the implications for expanding the collaboration in 2011. We are currently preparing for the next phase of the agreement, which includes planning for an expansion in our capacity, as well as a dramatic evolution in our product line.

      “In a separate agreement, we are pleased to announce that we formally extended our collaboration with an unnamed Fortune 500 partner to develop new platforms for DDM applications. The contract extension includes additional funds to further develop our line of Fortus 3D production systems. We are excited that this industry-leading company shares our vision and recognizes the potential of our FDM technology for manufacturing end-use parts.

     “We are encouraged by the positive trends in our business during the second quarter, and we enter the third quarter with a strong system pipeline. We are optimistic about the early successes of our OEM agreement with HP and about the potential expansion of this relationship in 2011. In addition, incremental growth opportunities continue to develop within our Fortus line of 3D production systems. We believe our future remains bright,” Crump concluded.

     The company plans to hold a conference call to discuss its second quarter financial results on Wednesday, July 28, 2010 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/playerlink.zhtml?c=61402&s=wm&e=3223468.

     To participate by telephone, the domestic dial-in number is 800-299-7089 and the international dial-in is 617-801-9714. The access code is 75582905. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or at the provided web address.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive manufacturing machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2010, Stratasys supplied more additive fabrication systems than any other competitor in 2009, making it the unit market leader for the eighth consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and end-use parts directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint 3D Printers; our WaveWash support removal system; and our FortusTM 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABSplus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$23,797,952	$18,200,029	$45,559,570	$35,151,531
Services	6,261,544	6,448,248	12,494,051	12,641,547
Fair value of warrant related to OEM agreement	-	-	(4,987,806)	-
	30,059,496	24,648,277	53,065,815	47,793,078

Cost of sales
Product	12,432,146	10,278,739	23,110,163	20,964,894
Services	2,865,346	2,796,317	5,773,572	5,682,610
	15,297,492	13,075,056	28,883,735	26,647,504
Gross profit	14,762,004	11,573,221	24,182,080	21,145,574

Operating expenses
Research and development	2,550,833	1,655,206	4,949,331	3,526,965
Selling, general and administrative	8,198,063	8,467,618	15,981,782	17,775,827
	10,748,896	10,122,824	20,931,113	21,302,792
Operating income (loss)	4,013,108	1,450,397	3,250,967	(157,218)

Other income (expense)
Interest income, net	163,690	237,913	378,890	524,266
Foreign currency transaction losses, net	(438,551)	(399,819)	(797,806)	(163,218)
Other	(24,225)	12,078	(5,985)	25,803
	(299,086)	(149,828)	(424,901)	386,851

Income before income taxes	3,714,022	1,300,569	2,826,066	229,633

Income taxes	1,381,867	450,998	937,010	83,990

Net income	$2,332,155	$849,571	$1,889,056	$145,643

Earnings per common share
Basic	$0.11	$0.04	$0.09	$0.01
Diluted	$0.11	$0.04	$0.09	$0.01

Weighted average number of common
shares outstanding
Basic	20,527,571	20,223,139	20,485,059	20,221,995
Diluted	21,070,029	20,242,197	21,047,241	20,236,245

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$12,244,607	$48,315,926
Short-term investments - held to maturity	19,705,233	16,073,718
Accounts receivable, less allowance for returns and
doubtful accounts of $1,409,750 at June 30, 2010
and $903,101 at December 31, 2009	21,740,568	19,249,813
Inventories	17,333,073	14,608,014
Net investment in sales-type leases, less allowance
for doubtful accounts of $126,393 at June 30,
2010 and $222,011 at December 31, 2009	3,745,024	3,618,876
Prepaid expenses and other current assets	2,338,178	2,247,612
Deferred income taxes	2,277,000	2,277,000
Total current assets	79,383,683	106,390,959

Property and equipment, net	26,013,647	26,326,012

Other assets
Intangible assets, net	7,124,474	7,653,269
Net investment in sales-type leases	3,055,752	3,477,039
Deferred income taxes	688,000	688,000
Long-term investments - available for sale	1,030,750	1,055,750
Long-term investments - held to maturity	38,858,034	5,467,318
Other non-current assets	1,869,406	2,078,165
Total other assets	52,626,416	20,419,541

Total assets	$158,023,746	$153,136,512

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$9,561,210	$12,874,798
Unearned revenues	10,725,560	10,678,427
Total current liabilities	20,286,770	23,553,225

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,245,318 and 26,053,318 issued as of 2010
and 2009, respectively	262,453	260,533
Capital in excess of par value	100,889,495	94,329,398
Retained earnings	75,904,995	74,015,940
Accumulated other comprehensive loss	(315,542)	(18,159)
Less cost of treasury stock, 5,687,631 shares in 2010 and 2009	(39,004,425)	(39,004,425)
Total stockholders' equity	137,736,976	129,583,287

Total liabilities and stockholders' equity	$158,023,746	$153,136,512

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended June 30, 2010			Non-GAAP Adjustments for the Three Months Ended June 30, 2009
	Consolidated		Consolidated	Consolidated		Consolidated
	(unaudited)	Stock-Based	(unaudited)	(unaudited)	Stock-Based	(unaudited)
	As Reported	Compensation (1)	Non-GAAP	As Reported	Compensation (1)	Non-GAAP
Selling, general and administrative expenses	$8,198,063	$(310,544)	$7,887,519	$8,467,618	$(182,374)	$8,285,244
Total operating expenses	10,748,896	(310,544)	10,438,352	10,122,824	(182,374)	9,940,450
Operating income	4,013,108	310,544	4,323,652	1,450,397	182,374	1,632,771
Income before income taxes	3,714,022	310,544	4,024,566	1,300,569	182,374	1,482,943
Income taxes	1,381,867	48,712	1,430,579	450,998	20,000	470,998
Net income	$2,332,155	$261,832	$2,593,987	$849,571	$162,374	$1,011,945
Earnings per common share
Basic	$0.11	$0.01	$0.13	$0.04	$0.01	$0.05
Diluted	$0.11	$0.01	$0.12	$0.04	$0.01	$0.05
Weighted average number of common
shares outstanding
Basic	20,527,571		20,527,571	20,223,139		20,223,139
Diluted	21,070,029		21,070,029	20,242,197		20,242,197

	Non-GAAP Adjustments for the Six Months Ended June 30, 2010				Non-GAAP Adjustments for the Six Months Ended June 30, 2009
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Fair Value	(unaudited)	(unaudited)	Stock-Based		(unaudited)
	As Reported	Compensation (2)	of Warrant (3)	Non-GAAP	As Reported	Compensation (1)	Restructuring (4)	Non-GAAP
Net sales	$53,065,815	$-	$4,987,806	$58,053,621	$47,793,078	$-	$-	$47,793,078
Gross profit	24,182,080	-	4,987,806	29,169,886	21,145,574	-	-	21,145,574
Selling, general and administrative expenses	15,981,782	(621,088)	-	15,360,694	17,775,827	(432,927)	(778,840)	16,564,060
Total operating expenses	20,931,113	(621,088)	-	20,310,025	21,302,792	(432,927)	(778,840)	20,091,025
Operating income (loss)	3,250,967	621,088	4,987,806	8,859,861	(157,218)	432,927	778,840	1,054,549
Income before income taxes	2,826,066	621,088	4,987,806	8,434,960	229,633	432,927	778,840	1,441,400
Income taxes	937,010	209,120	1,796,510	2,942,640	83,990	74,000	266,907	424,897
Net income	$1,889,056	$411,968	$3,191,296	$5,492,320	$145,643	$358,927	$511,933	$1,016,503
Earnings per common share
Basic	$0.09	$0.02	$0.16	$0.27	$0.01	$0.02	$0.03	$0.05
Diluted	$0.09	$0.02	$0.15	$0.26	$0.01	$0.02	$0.03	$0.05
Weighted average number of common
shares outstanding
Basic	20,485,059			20,485,059	20,221,995			20,221,995
Diluted	21,047,241			21,047,241	20,236,245			20,236,245

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1)	-	Represents non-cash stock-based compensation expense.

(2)	-	Represents non-cash stock-based compensation expense and an additional tax benefit realized from disqualifying dispositions of stock options.

(3)	-	Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.

(4)	-	Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.